Exhibit 99.1

Cision Ltd. Announces Pricing of Secondary Offering

CHICAGO, March 20, 2018 /PRNewswire/ -- Cision (NYSE: CISN) today announced the pricing of an underwritten public offering of 5,750,000 ordinary shares by certain selling shareholders at a public offering price of $10.75 per share. Cision is not selling any ordinary shares in the offering and will not receive any proceeds from the offering by the selling shareholders.  The offering is expected to close on March 23, 2018, subject to customary closing conditions.

J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are acting as joint book-running managers of the offering and representatives of the underwriters. Additional book-running managers are Credit Suisse and RBC Capital Markets. Barclays, Baird, BMO Capital Markets, Suntrust Robinson Humphrey and CJS Securities are acting as co-managers for the offering.

A registration statement on Form S-1 (including a prospectus) relating to these securities was filed with and declared effective by the Securities and Exchange Commission (the "SEC"). A preliminary prospectus supplement and the accompanying prospectus relating to the proposed offering have been filed by Cision with the SEC and are available on the SEC's website at www.sec.gov.  A final prospectus supplement and the accompanying prospectus relating to the offering will be filed by Cision with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 866-803-9204 or by email at prospectus-eq_fi@jpmchase.com; or Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, by telephone at 800-503-4611 or by email at prospectus.cpdg@db.com.

The offering of these securities is being made solely by means of a prospectus supplement and the accompanying prospectus.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements with respect to the public offering, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that Cision and its management have made in light of perceptions of expected future developments and other factors Cision and its management believe are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect Cision's actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others, risks and uncertainties related to the capital markets and other factors set forth in Cision's filings with the SEC, including those factors identified under the heading "Risk Factors" in Cision's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. All forward-looking statements attributable to Cision or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and Cision undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@cision.com

Media Contact:
Nick Bell
Vice President, Marketing Communications and Content
CisionPR@cision.com